Exhibit 10.2



                                   May 5, 2005

The Board of Directors
Data Systems & Software Inc.
200 Route 17
Mahwah, New Jersey 07430

                  Re:      Employment Agreement and Consulting Arrangement

Dear Members of the Board:

         Reference is made to that certain Employment Agreement (the "Employment Agreement") dated as of January 1, 1997, as amended as of May 17, 2001, as further amended as of March 13, 2002 and December 30, 2004, by and between the undersigned and Data Systems & Software Inc., a Delaware corporation (the "Company").

         I hereby agree and acknowledge that for the period beginning on the date hereof and ending on May 31, 2006 I will not seek to enforce Section 2(a)(2)(iii) of the Employment Agreement, which requires the Company to fund the payment of all consulting fees to become payable to me throughout the entire Consulting Period (as such term is defined in the Employment Agreement), and will accept payments in respect thereof in accordance with the Company's usual and customary payroll practices for executive officers, provided that, if any one of the following events occur:

      (1) the Company receives net proceeds of at least $1.5 million from an equity or long-term debt transaction or sale of assets;
      (2)   I die or become disabled; or
      (3) I am terminated as Chief Executive Officer of the Company for any reason other than my voluntary resignation,

then, unless otherwise agreed to by me in writing, the Company shall be required to comply with Section 2(a)(2)(iii) of the Employment Agreement and forthwith make payment in full to me (or my estate, as the case may be) in accordance with such provision.



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         This letter supersedes any and all prior agreements and understandings, written or oral, with respect to the subject matter hereof.

         If the foregoing accurately sets forth our agreement with respect to the foregoing, please execute a copy of this letter and return the same to the undersigned.

                               Very truly yours,

                               /s/ George Morgenstern
                               George Morgenstern


AGREED AND ACKNOWLEDGED:


By:/s/ Yacov Kaufman
   ---------------------------
       Yacov Kaufman
       Chief Financial Officer

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